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As filed with the Securities and Exchange Commission on November 7, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DISH Network Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0336997 (I.R.S. Employer Identification Number)

9601 South Meridian Boulevard
Englewood, Colorado 80112
(303) 723-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Timothy A. Messner
Executive Vice President and General Counsel
DISH Network Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
(303) 723-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of the Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Security/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, par value $.01 per share	(1)	(2)

Subscription Rights to purchase Class A Common Stock, par value $.01 per share(3)

Preferred Stock

Debt Securities

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Class A common stock or preferred stock that may be offered or issued in connection with any stock split, stock dividend or similar transaction. In addition to any securities that may be issued directly under this registration statement, there are being registered hereunder such shares of Class A common stock and preferred stock and amount of debt securities as may from time to time be issued upon conversion or exchange of securities that provide for conversion or exchange. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
Payment of all of the registration fee is being deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

(3)
Subscription rights evidencing the right to purchase Class A common stock.

PROSPECTUS

CLASS A COMMON STOCK

SUBSCRIPTION RIGHTS TO PURCHASE CLASS A COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

        DISH Network Corporation ("DISH Network") may offer from time to time the securities described in this prospectus, in amounts, at prices and on terms to be determined at the time of offering.

        We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus.

        You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may offer and sell the securities directly to you, through agents we select, or through underwriters or dealers we select. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution." If we use agents, underwriters or dealers to sell the securities, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from such sales will also be set forth in the prospectus supplement.

        Our Class A common stock currently trades on the NASDAQ Global Select Market ("NASDAQ") under the ticker symbol "DISH." The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on NASDAQ or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 2 of this document.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC"), utilizing a shelf registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We urge you to read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

        We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any related free writing prospectus used by us (which we refer to as a "company free writing prospectus"), the documents incorporated by reference in this prospectus and any applicable prospectus supplement or any other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, any accompanying prospectus supplement or any related company free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying prospectus supplement or any related company free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related company free writing prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a supplement are delivered or sale pursuant to this prospectus or a supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

        Unless the context indicates or requires otherwise, the terms "DISH Network," "our company," "the Company," "we," "us" and "our" as used in this prospectus refer to DISH Network Corporation and its consolidated subsidiaries.

        Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference into this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended and supplemented by subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the information provided under the heading "Where You Can Find More Information." The occurrence of any of these risks might cause you to lose all or part of your investment in the securities offered hereby. Additional risks not currently known to us or that we now believe are immaterial may also significantly impair our business operations and financial condition.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 13, 2019 (the "2018 Annual Report").

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2019.

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 3, 2019, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the SEC on July 29, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 filed with the SEC on November 7, 2019 (the "2019 Third Quarter Report").

  •
  our Current Reports on Form 8-K filed with the SEC on March 11, 2019, May 1, 2019, May 20, 2019, July 2, 2019, July 26, 2019, September 10, 2019, October 29, 2019 and November 7, 2019 (other than the portions of those documents deemed to be furnished and not filed).

  •
  the description of DISH Network Class A common stock contained in DISH Network's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 30, 1995, including any amendment or report filed for the purpose of updating such description.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        You may obtain any of the documents listed above from the SEC, through the SEC's website or from DISH Network by requesting them in writing or by telephone at the following address:

DISH Network Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 723-1000

        These documents are available from DISH Network without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.

 SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus, the documents incorporated herein and any applicable prospectus supplement include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, in particular, statements about our plans, objectives and strategies, growth opportunities in our industries and businesses, our expectations regarding future results, financial condition, liquidity and capital requirements, our estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward looking statements are not historical facts and may be identified by words such as "future," "anticipate," "intend," "plan," "goal," "seek," "believe," "estimate," "expect," "predict," "will," "would," "could," "can," "may," and similar terms. These forward looking statements are based on information available to us as of the date of this prospectus and represent management's current views and assumptions. Forward looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward looking statements due to a number of factors, including, but not limited to, the following:

Competition and Economic Risks

  •
  As the pay-TV industry has matured and bundled offers combining video, broadband and/or wireless services have become more prevalent and competitive, we face intense and increasing competition from providers of video, broadband and/or wireless services, which may require us to further increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.

  •
  Changing consumer behavior and competition from digital media companies that provide or facilitate the delivery of video content via the Internet may reduce our subscriber activations and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us.

  •
  Economic weakness and uncertainty may adversely affect our ability to grow or maintain our business.

  •
  Our competitors may be able to leverage their relationships with programmers to reduce their programming costs and/or offer exclusive content that will place them at a competitive advantage to us.

  •
  Our over-the-top ("OTT") Sling TV Internet-based services face certain risks, including, among others, significant competition.

  •
  If government regulations relating to the Internet change, we may need to alter the manner in which we conduct our Sling TV business, and/or incur greater operating expenses to comply with those regulations.

  •
  Changes in how network operators handle and charge for access to data that travels across their networks could adversely impact our business.

  •
  We face increasing competition from other distributors of unique programming services such as foreign language, sports programming and original content that may limit our ability to maintain subscribers that desire these unique programming services.

Operational and Service Delivery Risks

  •
  If our operational performance and customer satisfaction were to deteriorate, our subscriber activations and our subscriber churn rate may be negatively impacted, which could in turn adversely affect our revenue.

  •
  If our subscriber activations decrease, or if our subscriber churn rate, subscriber acquisition costs or retention costs increase, our financial performance will be adversely affected.

  •
  Programming expenses are increasing and may adversely affect our future financial condition and results of operations.

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  We depend on others to provide the programming that we offer to our subscribers and, if we fail to obtain or lose access to certain programming, our subscriber activations and our subscriber churn rate may be negatively impacted.

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  We may not be able to obtain necessary retransmission consent agreements at acceptable rates, or at all, from local network stations.

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  We may be required to make substantial additional investments to maintain competitive programming offerings.

  •
  Any failure or inadequacy of our information technology infrastructure and communications systems or those of third parties that we use in our operations, including, without limitation, those caused by cyber-attacks or other malicious activities, could disrupt or harm our business.

  •
  Technology in the pay-TV industry changes rapidly, and our success may depend in part on our timely introduction and implementation of, and effective investment in, new competitive products and services, and our failure to do so could cause our products and services to become obsolete and could negatively impact our business.

  •
  We rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems and security access devices, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

  •
  We rely on a few suppliers and in some cases a single supplier for many components of our new set-top boxes, and any reduction or interruption in supplies or significant increase in the price of supplies could have a negative impact on our business.

  •
  Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.

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  We depend on independent third parties to solicit orders for our DISH TV services that represent a meaningful percentage of our total gross new DISH TV subscriber activations.

  •
  We have limited satellite capacity and failures or reduced capacity could adversely affect our DISH TV services.

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  Our owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit our ability to utilize these satellites.

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  Satellite anomalies or technological failures could adversely affect the value of a particular satellite or result in a complete loss. Some of the satellites acquired pursuant to the Master Transaction Agreement (as defined in our 2019 Third Quarter Report) have experienced anomalies that may affect their useful lives or prohibit us from operating them to their currently expected capacity, and one or more of the satellites may suffer a technological failure, either of which could have an adverse effect on our business, financial condition and results of operations.

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  We generally do not carry commercial in-orbit insurance on any of the satellites that we use and could face significant impairment charges if any of our owned satellites fail.

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  We may have potential conflicts of interest with EchoStar due to our common ownership and management.

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  We rely on key personnel and the loss of their services may negatively affect our business.

Acquisition and Capital Structure Risks

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  We have made substantial investments to acquire certain wireless spectrum licenses and other related assets. In addition, we have made substantial non-controlling investments in the Northstar Entities (as defined in our 2019 Third Quarter Report) and the SNR Entities (as defined in our 2019 Third Quarter Report) related to AWS-3 wireless spectrum licenses.

  •
  We face certain risks related to our non-controlling investments in the Northstar Entities and the SNR Entities, which may have a material adverse effect on our business, results of operations and financial condition.

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  To the extent that we commercialize our wireless spectrum licenses, we will face certain risks entering and competing in the wireless services industry and operating a wireless services business.

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  Our wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. The failure to meet such build-out and/or renewal requirements may have a material adverse effect on our business, results of operations and financial condition.

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  We rely on highly skilled personnel for our wireless business, including without limitation our ability to meet build-out requirements, and if we are unable to hire and retain key personnel or hire qualified personnel then our wireless business may be adversely affected.

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  The Prepaid Business Sale (as defined in our 2019 Third Quarter Report) may not be completed on the terms or timeline currently contemplated, or at all, as we and the Sellers (as defined in our 2019 Third Quarter Report) may be unable to satisfy the conditions or obtain the approvals required to complete the Prepaid Business Sale or such approvals may contain material restrictions or conditions.

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  We may fail to realize all of the anticipated benefits of the Prepaid Business Sale.

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  The integration of the BSS Business (as defined in our 2019 Third Quarter Report) may not be as successful as anticipated.

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  We may fail to realize all of the anticipated benefits of the Master Transaction Agreement.

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  Despite the acquisition of additional satellites acquired pursuant to the Master Transaction Agreement, we continue to have limited satellite capacity, and failures or reduced capacity could adversely affect our DISH TV services.

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  Current DISH Network stockholders have reduced ownership and voting interest in and exercise less influence over management of DISH Network following the closing of the Master Transaction Agreement.

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  If we were to take certain actions that could cause the Distribution (as defined in our 2019 Third Quarter Report) to become taxable to EchoStar, we may be required to indemnify EchoStar for any resulting tax liability, and the indemnity amounts could be substantial.

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  We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful, and we may lose up to the entire value of our investment in these acquisitions and transactions.

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  We may need additional capital, which may not be available on acceptable terms or at all, to continue investing in our business and to finance acquisitions and other strategic transactions.

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  We have substantial debt outstanding and may incur additional debt.

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  The conditional conversion features of our 3 3/8% Convertible Notes due 2026 (the "Convertible Notes due 2026") and our 2 3/8% Convertible Notes due 2024 (the "Convertible Notes due 2024," and collectively with the Convertible Notes due 2026, the "Convertible Notes"), if triggered, may adversely affect our financial condition.

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  The convertible note hedge and warrant transactions that we entered into in connection with the offering of the Convertible Notes due 2026 may affect the value of the Convertible Notes due 2026 and our Class A common stock.

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  We are subject to counterparty risk with respect to the convertible note hedge transactions.

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  From time to time a portion of our investment portfolio may be invested in securities that have limited liquidity and may not be immediately accessible to support our financing needs, including investments in public companies that are highly speculative and have experienced and continue to experience volatility.

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  It may be difficult for a third party to acquire us, even if doing so may be beneficial to our shareholders, because of our ownership structure.

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  We are controlled by one principal stockholder who is also our Chairman.

Legal and Regulatory Risks

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  The rulings in the Telemarketing litigation requiring us to pay up to an aggregate amount of $280 million and imposing certain injunctive relief against us, if upheld, would have a material adverse effect on our cash, cash equivalents and marketable investment securities balances and our business operations.

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  Our business may be materially affected by the Tax Cuts and Jobs Act of 2017 (the "Tax Reform Act"). Negative or unexpected tax consequences could adversely affect our business, financial condition and results of operations.

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  Our business depends on certain intellectual property rights and on not infringing the intellectual property rights of others.

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  We are, and may become, party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.

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  Our ability to distribute video content via the Internet, including our Sling TV services, involves regulatory risk.

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  Changes in the Cable Act of 1992 ("Cable Act"), and/or the rules of the Federal Communications Commission ("FCC") that implement the Cable Act, may limit our ability to access programming from cable-affiliated programmers at nondiscriminatory rates.

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  The injunction against our retransmission of distant networks, which is currently waived, may be reinstated.

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  We are subject to significant regulatory oversight, and changes in applicable regulatory requirements, including any adoption or modification of laws or regulations relating to the Internet, could adversely affect our business.

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  Our DISH TV services depend on FCC licenses that can expire or be revoked or modified and applications for FCC licenses that may not be granted.

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  We are subject to digital high-definition ("HD") "carry-one, carry-all" requirements that cause capacity constraints.

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  Our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective.

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  We may face other risks described from time to time in periodic and current reports we file with the Securities and Exchange Commission ("SEC").

        The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in our 2018 Annual Report, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made, and we expressly disclaim any obligation to update these forward-looking statements.

INFORMATION ABOUT DISH NETWORK

        DISH Network Corporation was organized in 1995 as a corporation under the laws of the State of Nevada. DISH Network started offering the DISH® branded pay-TV service in March 1996 and is the nation's fourth largest live-linear television programming provider. Our Class A common stock is publicly traded on NASDAQ under the symbol "DISH." Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112 and our telephone number is (303) 723-1000. DISH Network's website is accessed at https://www.dish.com. Information on DISH Network's website is not incorporated into this prospectus or DISH Network's other securities filings and is not a part of this prospectus.

        DISH Network Corporation is a holding company. Its subsidiaries operate two primary business segments.

Pay-TV

        We offer pay-TV services under the DISH® brand and the Sling® brand (collectively "Pay-TV" services). The DISH branded pay-TV service consists of, among other things, FCC licenses authorizing us to use direct broadcast satellite ("DBS") and Fixed Satellite Service ("FSS") spectrum, our owned and leased satellites, receiver systems, broadcast operations, customer service facilities, a leased fiber optic network, Smart Home service and call center operations, and certain other assets utilized in our operations ("DISH TV"). We also design, develop and distribute receiver systems and provide digital broadcast operations, including satellite uplinking/downlinking, transmission and other services to third-party pay-TV providers. The Sling branded pay-TV services consist of, among other things, multichannel, live-linear streaming OTT Internet-based domestic, international and Latino video programming services ("Sling TV"). As of September 30, 2019, we had 12.180 million Pay-TV subscribers in the United States, including 9.494 million DISH TV subscribers and 2.686 million Sling TV subscribers.

        In addition, we historically offered broadband services under the dishNET™ brand, which includes satellite broadband services that utilize advanced technology and high-powered satellites launched by Hughes Communications, Inc. ("Hughes") and ViaSat, Inc. ("ViaSat") and wireline broadband services. However, as of the first quarter 2018, we have transitioned our broadband business focus from wholesale to authorized representative arrangements, and we are no longer marketing dishNET broadband services. Our existing broadband subscribers will decline through customer attrition. Generally, under these authorized representative arrangements, we will receive certain payments for each broadband service activation generated and installation performed, and we will not incur subscriber acquisition costs for these activations.

Wireless

        Since 2008, we have directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets and made over $10 billion in non-controlling investments in certain entities, for a total of over $21 billion, as described further below. These wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. In March 2017, we notified the FCC that we planned to deploy a narrowband Internet of Things ("IoT") network on certain of these wireless licenses, which was to be the first phase of our network deployment ("First Phase"). We expected to complete the First Phase by March 2020, with subsequent phases to be completed thereafter. As of September 30, 2019, we had entered into vendor contracts with multiple parties for, among other things, base stations, chipsets, modules, tower leases, the core network, radio frequency ("RF") design, and deployment services for the First Phase. Among other things, initial RF design in connection with the First Phase was complete, we had secured certain tower sites, and we were in the process of identifying and securing additional tower sites. The core network had been installed and commissioned. We had also installed the first base stations on sites in 2018 and were in the process of deploying the remaining base stations. Beginning on November 5, 2019, and while the approval of the merger of Sprint Corporation and T-Mobile US, Inc. (the "Sprint-TMUS merger") is pending, the March 7, 2020 build-out deadline for both our AWS-4 and Lower 700 MHz E Block spectrum bands is tolled; however, if the Sprint-TMUS merger is not consummated, the original deadlines would be reinstated with extensions equal to the length of time the deadline was tolled. As our March 2020 build-out deadlines are currently tolled we have paused work on our narrowband IoT deployment. We have issued requests for information and proposals to various vendors in the wireless industry as we move forward with our 5G network deployment.

 USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement or any related free writing prospectus, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include investments in our wireless business, refinancing of debt, working capital, acquisitions of assets or businesses, strategic investments, retirement of debt and other business opportunities. We will disclose any intention to use net proceeds from any offering of securities specifically for an acquisition of assets or businesses and/or strategic investments in the prospectus supplement relating to such offering.

 DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our capital stock and provisions of our amended and restated articles of incorporation (the "Articles of Incorporation") and amended and restated bylaws (the "Bylaws") are summaries of their material terms and provisions and are qualified in their entirety by the Nevada Revised Statutes ("NRS") and by reference to such complete documents, which are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part. When we offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of such securities may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.

Overview

        As of the date of this prospectus, our Articles of Incorporation authorize 3,220,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of Class A common stock, par value $0.01 per share; (ii) 800,000,000 shares of Class B common stock, par value $0.01 per share; (iii) 800,000,000 shares of Class C common stock, par value $0.01 per share (together with the Class A common stock and Class B common stock, the "common stock"); and (iv) 20,000,000 shares of preferred stock, par value $0.01 per share. As of October 31, 2019, 254,623,280 shares of our Class A common stock and 238,435,208 shares of our Class B common stock were outstanding and there were no outstanding shares of Class C common stock or preferred stock.

        Our Class A common stock is publicly traded on NASDAQ under the symbol "DISH."

Common Stock

        Each holder of a share of Class A common stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders. Each holder of a share of Class B common stock is entitled to ten votes for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders. Each holder of a share of Class C common stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders, except that each holder of a share of Class C common stock is entitled to ten votes in the event of a "Change in Control of DISH Network" (as defined below). Except as otherwise required by law or the terms of any outstanding series of preferred stock, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Class A common stock, Class B common stock, Class C common stock and preferred stock shall vote together without regard to class.

        Each share of our Class B common stock and Class C common stock is convertible at the option of the holder thereof into one share of our Class A common stock, as adjusted to give effect to any stock split (including a reverse stock split) or stock dividend. Holders of our Class A common stock have no redemption or conversion rights.

        Holders of our common stock do not have preemptive rights. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance. The outstanding shares of our common stock are fully paid and non-assessable.

        Holders of our common stock are not entitled to cumulate their votes in the election of directors. Subject to any preferential rights of holders of preferred stock or restrictions on the payments of dividends imposed under the terms of our indebtedness, holders of common stock shall be entitled to receive their pro rata shares, based upon the number of shares of common stock held by them, of such dividends or other distributions as may be declared by our board of directors from time to time from legally available funds and of any distribution of our assets, after payment of all prior claims, upon our liquidation, dissolution or winding up, whether voluntary or involuntary.

        "Change in Control of DISH Network" means (i) any transaction or series of transactions, the result of which is that the Principals (as defined below) and their Related Parties (as defined below), or an entity controlled by the Principals and their Related Parties, cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total equity interests of DISH Network and to have the voting power to elect at least a majority of the DISH Network Board; or (ii) the first day on which a majority of the members of the DISH Network Board are not continuing directors.

        "Principals" means Charles W. Ergen, James DeFranco, and David K. Moskowitz.

        "Related Parties" means, with respect to any Principal: (y) the spouse and each immediate family member of such Principal; and (z) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

Preferred Stock

        Our Articles of Incorporation authorize our board of directors, without any further stockholder action or approval, to provide for the issuance of DISH Network preferred stock from time to time in one or more classes and/or series, to establish the number of shares of each such class or series, and to fix the powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any of the shares of each such class or series.

Corporate Governance

        Structure of Board of Directors; Term of Directors; Election of Directors.    Our Bylaws provide that directors shall be elected at the annual meeting of stockholders or some adjournment thereof. A director holds office until the next succeeding annual meeting of stockholders or until his successor has been elected and qualified or until his earlier resignation or removal.

        Removal of Directors.    Our Bylaws provide that the stockholders may, at a meeting called for the express purpose of removing directors, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power, remove our entire board of directors or any lesser number, with or without cause.

        Quorum.    The NRS provide that a quorum for a stockholder meeting consists of a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters. Neither our Articles of Incorporation nor our Bylaws make any modifications to the NRS provisions. Our Bylaws provide that two or more classes or series of stock will be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting, and that, in the absence of a quorum of the holders of a majority of the voting power of any class of stock entitled to vote on a matter, the holders of a majority of the voting power of such class may adjourn the meeting of such class.

        Special Meeting of Stockholders.    The NRS provide that, unless otherwise provided in the articles of incorporation or bylaws, special meetings of the stockholders may be called by the entire board of directors, any two directors or the president. Our Bylaws modify the NRS provisions by providing that special meetings of the stockholders may be called by the Chairman of the DISH Network board of directors, the Chief Executive Officer, the DISH Network board of directors or holders of not less than one-third of the voting power of DISH Network.

Exclusive Forum

        Our Articles of Incorporation provide that unless we otherwise consent in writing, the Eighth Judicial District Court of Clark County, Nevada (or if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state district court located in the State of Nevada) will be the sole and exclusive forum for any action or proceeding brought in the name or right of DISH Network or on our behalf, any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of DISH Network to us or our stockholders, any action asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A, our Articles of Incorporation or our Bylaws, any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws or any action asserting a claim governed by the internal affairs doctrine.

Combinations Statutes

        The provisions described below, in addition to the controlling voting ownership held by our Chairman and principal shareholder, may make DISH Network a less attractive acquisition candidate which may result in shareholders receiving less for their shares than might otherwise be the case.

        Sections 78.411 through 78.444 of the NRS (the "Nevada Combinations Statute") generally prohibit "combinations" including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the corporation who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the corporation (an "interested stockholder"), within two years after such person first became an interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the corporation has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

        Two years after the date the person first became an interested stockholder, the Nevada Combinations Statute prohibits any combination with that interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) such combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder. The Nevada Combinations Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

        DISH Network has not opted out of the protections of the Nevada Combinations Statute. As a result, the provisions apply to DISH Network.

Limitations on Liability and Indemnification of Officers and Directors

        Limitation on Director Liability.    The NRS provide that, unless certain provisions of the NRS or articles of incorporation or an amendment thereto filed on or after October 1, 2003 otherwise provide for greater individual liability, a director is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director unless: (a) the trier of fact determines that the presumption that directors, in deciding upon matters of business, act in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (b) it is proven that (1) the director's act or failure to act constituted a breach of his or her fiduciary duties as a director and (2) such breach involved intentional misconduct, fraud or a knowing violation of law.

        Our Articles of Incorporation provide that, to the fullest extent permitted by the NRS, a director of DISH Network shall not be liable to DISH Network or its shareholders for monetary damages for breach of fiduciary duty as a director.

        Indemnification of Officers and Directors.    Under the NRS, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation (a "derivative action"), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable as described in "—Limitation on Director Liability" above and (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

        In the case of derivative actions, no indemnification may be made for any claim, issue or matter as to which such a person, after exhaustion of all appeals, has been found liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines otherwise in light of all the circumstances.

        The NRS further provide that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding (including a derivative action), or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

        The NRS further provide that any discretionary indemnification, unless ordered by a court, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Determinations as to the payment of indemnification are made by a majority of the board of directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel, or by the stockholders.

        Neither our Articles of Incorporation nor our Bylaws make any modifications to the NRS provisions.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.

General

        We may issue subscription rights to purchase Class A common stock. Subscription rights may be issued independently or together with Class A common stock and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our security holders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our security holders.

        The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

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  the title of the subscription rights;

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  the securities for which the subscription rights will be exercisable;

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  the exercise price for the subscription rights;

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  the number of the subscription rights issuable to each security holder;

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  the extent to which the subscription rights will be transferable;

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  the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

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  the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

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  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

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  any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights

        Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of Class A common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

        Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of Class A common stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

 DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of the debt securities. The debt securities may be issued from time to time in one or more series pursuant to an indenture to be entered into between DISH Network Corporation and one or more trustees selected by us. Such indenture is referred to herein as the "indenture." The terms of the debt securities will include those set forth in the indenture (as supplemented by any relevant officer's certificate or supplemental indenture) and those made a part thereof by the Trust Indenture Act of 1939, as amended. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        Because the following is only a summary of selected provisions to be included in the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the applicable indenture and any supplemental indentures thereto or officer's certificate or board resolution related thereto.

        As used in this "Description of Debt Securities," the terms "we," "our," "us," "the company" and "DISH" refer to DISH Network Corporation., a Nevada corporation, and do not, unless otherwise specified, include our subsidiaries.

General

        The indenture is not expected to limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Our secured debt, if any, will be effectively senior to any unsecured debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States) of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

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  the title;

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  any limit upon the aggregate principal amount;

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  whether the debt securities will be senior or subordinated;

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  applicable subordination provisions, if any;

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  whether the debt securities will be secured or unsecured, and if secured, what the collateral will consist of;

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  the date or dates on which the principal is payable;

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  the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

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  the date or dates from which interest shall accrue;

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  the date or dates on which interest shall be payable;

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  the record dates for the determination of holders to whom interest is payable;

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  the right, if any, to extend the interest payment periods and the duration of such extension;

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  the place or places where the principal of and any interest shall be payable;

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  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, pursuant to any sinking fund or otherwise;

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  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

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  if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued and consequences of default;

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  any right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series;

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  the denominations in which the debt securities of the series shall be issuable;

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  the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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  any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

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  whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

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  any provisions granting special rights to holders when a specified event occurs;

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  whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

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  any special tax implications of the debt securities;

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  any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities, if other than the trustee;

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  any guarantor or co-issuers;

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  any special interest premium or other premium;

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  whether the debt securities are convertible or exchangeable into any class of our common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected;

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  the currency in which payments shall be made, if other than U.S. dollars;

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  securities exchange(s) on which the securities will be listed, if any;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  extent to which a secondary market for the securities is expected to develop;

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  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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  provisions related to unclaimed fund; and

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  additional terms not inconsistent with the provisions of the indenture.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

FORMS OF SECURITIES

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of DISH Network, the trustee or any other agent of DISH Network or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. We may distribute securities from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

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  the name or names of the underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on NASDAQ may engage in passive market making transactions in the Class A common stock on NASDAQ in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

        Unless otherwise indicated in an applicable prospectus supplement, the validity of the Class A common stock and preferred stock to be offered by this prospectus will be passed upon for DISH Network by Timothy A. Messner, Executive Vice President and General Counsel of DISH Network. Unless otherwise indicated in an applicable prospectus supplement, the validity of the debt securities to be offered by this prospectus will be passed upon for DISH Network by Mr. Messner as to matters of Nevada law and by Sullivan & Cromwell LLP, New York, New York as to matters of New York law. The validity of the securities to be offered by this prospectus will be passed upon for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement. As of October 31, 2019, Mr. Messner held 46,319 shares of Class A common stock (which includes the right to acquire 44,600 additional shares of Class A common stock within 60 days), or less than one percent.

 EXPERTS

        The consolidated financial statements of DISH Network and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The report of KPMG LLP covering the December 31, 2018 consolidated financial statements refers to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended, effective January 1, 2018, and also references that the 2016 consolidated financial statements have been retrospectively revised for the effects of consolidating entities acquired under common control.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the aggregate estimated expenses, other than underwriting discounts and commissions, currently anticipated to be payable by the registrant in connection with the sale of the securities being registered hereby.

SEC registration fee	(1	)(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous fees and expenses	(2)
Total	(2)

(1)
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)
The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        NRS 78.7502(1) allows DISH Network to indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of DISH Network, a "derivative action"), by reason of the fact that the person is or was a director, officer, employee or agent of DISH Network, or is or was serving at the request of DISH Network as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of DISH Network, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Under NRS 78.7502(2), in the case of derivative actions, no indemnification may be made for any claim, issue or matter as to which such a person, after exhaustion of all appeals, has been found liable to DISH Network or for amounts paid in settlement to DISH Network, unless and only to the extent that the court determines otherwise in light of all the circumstances. Under NRS 78.7502(3), determinations as to the payment of indemnification are made by a majority of the board of directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel, or by the stockholders. NRS 78.751(1) provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding (including a derivative action), or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

        Provisions relating to liability and indemnification of officers and directors of DISH Network for acts by such officers and directors are contained in Article IX of the Articles of Incorporation of DISH Network, Exhibit 3.1 hereto, and Article IX of DISH Network's Bylaws, Exhibit 3.2 hereto, which are incorporated by reference. These provisions state, among other things, that, consistent with and to the extent allowable under Nevada law, and upon the decision of a disinterested majority of DISH Network's board of directors, or a written opinion of outside legal counsel, or DISH Network's stockholders: (1) DISH Network shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of DISH Network) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of DISH Network, or is or was serving at the request of DISH Network as a director, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of DISH Network, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) DISH Network shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of DISH Network to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of DISH Network, or is or was serving at the request of DISH Network as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of DISH Network and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of his duty to DISH Network unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Item 16.    Exhibits and Financial Statement Schedules.

        A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by these clauses is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  That, for the purpose of determining liability of the registrants under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement.(1)
3.1
Amended and Restated Articles of Incorporation of DISH Network Corporation (incorporated by reference to Exhibit 3.1(a) on the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2003, Commission File No. 0-26176), as amended by the Certificate of Amendment to the Articles of Incorporation of DISH Network Corporation (incorporated by reference to Annex 1 on DISH Network Corporation's Definitive Information Statement on Schedule 14C filed on December 31, 2007, Commission File No. 0-26176) and as further amended by the Certificate of Amendment to the Articles of Incorporation of DISH Network Corporation, effective November 3, 2015 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of DISH Network Corporation filed November 3, 2015, Commission File No. 0-26176).
3.2
Amended and Restated Bylaws of DISH Network Corporation (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of DISH Network Corporation filed November 7, 2019, Commission File No. 0-26176).
4.1
Specimen DISH Network Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-4/A of DISH Network Corporation filed July 31, 2019, Commission File No. 333-231994).
4.2	Form of Debt Securities Indenture.(1)
4.3	Form of Debt Securities.(1)
4.4	Form of Specimen Preferred Stock Certificate.(1)
5.1	Opinion of Timothy A. Messner.
5.2	Opinion of Sullivan & Cromwell LLP.
23.1	Consent of KPMG LLP relating to DISH Network's consolidated financial statements.
23.2	Consent of Timothy A. Messner (included in Exhibit 5.1 hereto).
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2 hereto).
24.1	Powers of Attorney (included on the signature page to the Registration Statement).
25.1	Statement of Eligibility of Trustee on Form T-1 for Debt Indenture.(1)

(1)
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado on November 7, 2019.

DISH Network Corporation
By:	/s/ TIMOTHY A. MESSNER
	Name:	Timothy A. Messner
	Title:	Executive Vice President and General Counsel

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy A. Messner as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ W. ERIK CARLSON W. Erik Carlson	President and Chief Executive Officer (Principal Executive Officer)	November 7, 2019
/s/ PAUL W. ORBAN Paul W. Orban	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	November 7, 2019
/s/ CHARLES W. ERGEN Charles W. Ergen	Chairman of the Board	November 7, 2019
/s/ KATHLEEN Q. ABERNATHY Kathleen Q. Abernathy	Director	November 7, 2019

Signature	Title	Date

/s/ GEORGE R. BROKAW George R. Brokaw	Director	November 7, 2019
/s/ JAMES DEFRANCO James DeFranco	Director and Executive Vice President	November 7, 2019
/s/ CANTEY M. ERGEN Cantey M. Ergen	Director and Senior Advisor	November 7, 2019
/s/ CHARLES M. LILLIS Charles M. Lillis	Director	November 7, 2019
/s/ AFSHIN MOHEBBI Afshin Mohebbi	Director	November 7, 2019
/s/ TOM A. ORTOLF Tom A. Ortolf	Director	November 7, 2019
/s/ JOSEPH T. PROIETTI Joseph T. Proietti	Director	November 7, 2019
/s/ CARL E. VOGEL Carl E. Vogel	Director and Senior Advisor	November 7, 2019